EXHIBIT 99.1

                            SCHEDULE OF GROUP MEMBERS


                                                 CONVERTIBLE O.P. UNITS AND
              O.P. UNIT HOLDER                       COMMON STOCK (1)
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Carl E. Berg (2)                                         33,548,619
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Clyde J. Berg (3)                                        19,436,162
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Berg & Berg Enterprises, Inc. (2)(3)                     10,789,383
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Berg & Berg Enterprises, LLC (2)                            196,428
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West Coast Venture Capital, Inc. (2)                        169,131
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1981 Kara Ann Berg Trust (3)                             13,252,925
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                  TOTAL                                  77,392,648
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(1)  Includes O.P. Units and Common Stock held of record by the group member.

(2)  These group members may be considered under common control.

(3)  These group members may be considered under common control.